Exhibit 99.1

ILUS Agrees to Swap Majority Stake in Quality Industrial Corp. for Future Majority Stake in Fusion Fuel Green (NASDAQ: HTOO)

NEW YORK, NY, November 19, 2024 (GLOBE NEWSWIRE) -- via NewMediaWire – Ilustrato Pictures International Inc. (OTC: ILUS) (“ILUS” or the “Company”) is a mergers and acquisitions company focused on acquiring and growing businesses in the public safety and industrial sectors. On November 18, 2024, the Company signed a Stock Purchase Agreement with Fusion Fuel Green PLC (NASDAQ: HTOO) (“Fusion Fuel”) and certain other shareholders of Quality Industrial Corp. for Fusion Fuel to acquire a 69.36% stake in Quality Industrial Corp. (OTC: QIND)(“QIND”). As consideration for the ILUS stake in QIND, Fusion Fuel will issue a combination of ordinary shares and convertible preferred shares, resulting in ILUS holding a stake of 55.38% of Fusion Fuel on an as-converted, fully diluted basis. The preferred shares, however, will not be converted until Fusion Fuel’s shareholders approve their conversion to ordinary shares and clearance of an initial listing application to be filed with Nasdaq.

Fusion Fuel is a provider of innovative green hydrogen solutions that is currently realigning its business focus to emphasize hydrogen and energy solutions, along with engineering and advisory services. The acquisition of a majority stake in QIND is anticipated to establish a profitable and cash-flow-positive foundation for Fusion Fuel, thereby enabling it to satisfy current market demands while positioning itself for long-term growth opportunities within the clean hydrogen sector. ILUS believes that this transaction will facilitate QIND’s aggressive growth plans, which aim to deliver a more comprehensive suite of upstream and downstream services in the energy sector. Furthermore, it will empower QIND to broaden its offerings into the European markets while simultaneously enabling Fusion Fuel to expand its hydrogen engineering services into the Middle East, where hydrogen is increasingly becoming a focal point.

ILUS CEO Nicolas Link stated, ” We are pleased to announce the successful completion of this transaction. I want to thank both management teams for their dedicated and tireless efforts contributing to this achievement. I am particularly proud of the QIND team, who have demonstrated unwavering commitment and made significant sacrifices over the challenging past 18 months in pursuit of gaining a listing on a major exchange. By operating as a subsidiary of HTOO, which is listed on NASDAQ, a prominent exchange, QIND will be well-positioned to advance its aggressive mergers and acquisitions strategy.”

“I’m very excited about this next chapter in the future of ILUS. In 2021, we shared our roadmap with shareholders, outlining plans to acquire, incubate, and uplist multiple companies to create a mini conglomerate that could one day be a significant global force. Although the journey has been incredibly challenging and has taken longer than expected due to difficult market conditions, this initial deal, among several we have planned, showcases the team’s resilience and determination to reach their goals against all odds. Other companies within the group are now on the same path toward uplisting, which should bring valuable returns to ILUS. Additionally, we are proud of our investment in Swifty Global (OTC: DRCR), which is also on its journey to uplist and is nearing completion.” Mr. Link continued, “It’s true that Rome wasn’t built in a day—trust the process.”

ILUS plans to confirm its long overdue next shareholder meeting date for early 2025 and looks forward to laying out the roadmap for its next chapter.

For further information on ILUS, please see its communication channels:

Website: https://ilus-group.com

Twitter: @ILUS_INTL

Email: IR@Ilus-Group.com

Source: ILUS

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https://ilus-group.com

Forward-Looking Statement

Certain information set forth in this press release contains “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of the Company; (ii) completion of, and the use of proceeds from, the sale of the shares being offered hereunder; (iii) the expected development of the Company’s business, projects, and joint ventures; (iv) execution of the Company’s vision and growth strategy, including with respect to future M&A activity and global growth; (v) sources and availability of third-party financing for the Company’s projects; (vi) completion of the Company’s projects that are currently underway, in development or otherwise under consideration; (vi) renewal of the Company’s current customer, supplier and other material agreements; and (vii) future liquidity, working capital, and capital requirements. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements. Although forward-looking statements contained in this presentation are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements. The Securities and Exchange Commission (“SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that we announce material financial information via official Press Releases, in addition to SEC filings, press releases, Questions & Answers sessions, public conference calls and webcasts also may take time from time to time. We use these channels as well as social media to communicate with the public about our company, our services, and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, considering the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the following social & media channels:

website: https://ilus-group.com Twitter: ILUS_INTL

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